[ARTICLE] 5
[MULTIPLIER]   1,000

Part II.  Other information,   Item 6a.
Exhibit 11
                                        CIRRUS LOGIC, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
(In thousands, except per share amounts)
                                                       Quarter Ended
                                                    -------------------
                                                    June 29,   July 1,
                                                    1996       1995
                                                    ---------  --------
Primary:

Weighted average shares outstanding                   64,159    61,258

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method                    N/A     6,494
  Common stock warrants, using treasury
    stock or modified treasury stock method                -        23
                                                    ---------  --------
Common and common equivalent shares used in
  the calculation of net (loss) income per share      64,159    67,775
                                                    =========  ========

Net (loss)income                                     ($7,605)  $22,737
                                                    =========  ========

(Loss)earnings per share                              ($0.12)    $0.34
                                                    =========  ========

Fully diluted:

Weighted average shares outstanding                   64,159    61,258

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method                    N/A     7,471
  Common stock warrants, using treasury
    stock or modified treasury stock method                -        27
                                                    ---------  --------
Common and common equivalent shares used in
  the calculation of net (loss) income per share      64,159    68,756
                                                    =========  ========

Net (loss)income                                     ($7,605)  $22,737
                                                    =========  ========

(Loss)earnings per share                              ($0.12)    $0.33
                                                    =========  ========

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